Exhibit 99.19


         Ashland Distribution Company Non-GAAP Metric Information




ADC POCKET PROFIT                     Q2 2005       Q2 2004
-------------------------------    ----------     ---------

Operating Income                      34,499        19,299
Income Taxes                         (13,536)       (6,864)
                                   ----------     ---------
   Net Income                         20,963        12,435

Average Invested Capital             544,768       483,598
Cost of Capital (9.5%/4)               2.375%        2.375%
                                   ----------     ---------
   Cost of Capital $ (COC$)           12,938        11,485

Pocket Profit                          8,025           950
(Net Income less COC$)


Pocket Profit is a Non-GAAP metric used by management to measure our overall performance as it relates to covering our cost of capital.

Pocket Profit definition : Operating Income less Income Taxes equals Net Income. The Average Invested Capital for the quarter is multiplied by 2.375% (9.5%/4) which equals the Cost of Capital which is then subtracted from our Net Income to arrive at our Pocket Profit.